Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Douglas Ian Shaw
	Corporate Secretary (631) 727-5667	4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 2011

Riverhead, New York, October 31, 2011 — Suffolk Bancorp (NASDAQ - SUBK) today released the preliminary, unaudited results of its operations during the third quarter of 2011. Earnings-per-share were $0.32. Net income was $3,072,000. A detailed financial summary follows the text. There are no comparisons to the third quarter of 2010 because, as previously disclosed, on August 10, 2011, the Audit Committee of the Board of Directors of Suffolk made a determination of non-reliance on the financial statements previously filed with respect to the three and nine months ended September 30, 2010 and the three and twelve months ended December 31, 2010. The financial restatements of these periods, as well as the financial statements with regard to the three months ended March 31, 2011 and the three and six months ended June 30, 2011 have not yet been filed as the processes for those periods are not yet complete.

The key points are:

•	Suffolk was profitable during the third quarter of 2011.

•

Suffolk exceeded the capital ratios for a “well-capitalized” institution as of September 30, 2011 under 12 CFR 6.4, and further, exceeded each of the individual minimum capital ratios agreed upon with regulators.

•	Suffolk’s allowance for loan losses at September 30, 2011 was $43,693,000, or 4.3 percent of total loans.

•	Suffolk’s net interest margin (FTE) for the quarter was 4.72 percent.

President and Chief Executive Officer, J. Gordon Huszagh commented, “We are releasing the results of our operations for the third quarter in preliminary form to provide our shareholders, customers, and employees with information as to the condition and prospects of Suffolk Bancorp, and its banking subsidiary, Suffolk County National Bank. The process of restating the third and fourth quarters of 2010 and moving forward to definitive statements for the first and second quarters of 2011 has taken far longer than any of the parties involved anticipated, and we continue to work diligently to make those filings as soon as possible. We felt it was important to inform all interested parties that Suffolk County National Bank is profitable on a quarterly basis, has substantial capital, and has an allowance for possible loan losses based on a comprehensive analysis of the loan portfolio. We are, therefore, and expect to continue to be, able to conduct our business; whether through loans to creditworthy borrowers, or by accepting deposits, or providing any one of the other services we have offered to the customers in each of the communities we have served in the past.”

PRESS RELEASE October 31, 2011 Page 2 of 5

Mr. Huszagh went on to say, “We want to emphasize that these results are preliminary, and subject to change, although we believe them to be approximately correct. For that reason, we will reserve our usual commentary on these results until they are final. In the meantime, we hope that the information contained in this release will provide a reasonable basis for the public to evaluate Suffolk Bancorp and its future, and to put to rest any speculation about our business.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank (“SCNB”), a full-service commercial bank headquartered in Riverhead, New York. Organized in 1890, SCNB has 30 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release includes statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, the adequacy of our allowance for loan losses, projections of future performance, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; a failure to file our Quarterly Reports for the quarters ended March 31, 2011 and June 30, 2011 on or before November 7, 2011; a failure to comply with Nasdaq rules; results of regulatory examinations; any failure by us to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; failure by us to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in our failure to file on time our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 or resulting from the revisions to our earnings previously announced on April 12, 2011 or the restatement of our financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

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STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

		3rd Qtr 2011	9 Mos. 2011
EARNINGS
	Earnings-Per-Share - Basic	$0.32	$(0.13)
	Cash Dividends-Per-Share	—	—
	Net Income	3,072	(1,232)
	Net Interest Income	17,025	53,320

AVERAGE BALANCES
	Average Assets	$1,572,758	$1,609,507
	Average Net Loans	984,681	1,036,213
	Average Investment Securities	329,713	379,122
	Average Interest-Earning Assets	1,511,596	1,542,301
	Average Deposits	1,402,353	1,414,657
	Average Borrowings	289	27,101
	Average Interest -Bearing Liabilities	872,426	928,340
	Average Equity	136,024	134,959

RATIOS
	Return on Average Equity	9.03%	(1.22%)
	Return on Average Assets	0.78%	(0.10%)
	Average Equity/Average Assets	8.65%	8.39%
	Net Interest Margin (FTE)	4.72%	4.85%
	Efficiency Ratio	76.88%	70.49%
	Tier 1 Leverage Ratio End of Period	8.57%
	Tier 1 Risk-based Capital Ratio End of Period	12.60%
	Total Risk-based Capital Ratio End of Period	13.88%

ASSET QUALITY	during period:
	Net Charge-offs	$7,068	$8,764
Net Charge-offs/Average Net Loans (annualized)		2.87%	1.13%
	at end of period:
	Total Non-performing Loans	92,072
	Foreclosed Real Estate (“OREO”)	1,800
	Total Non-performing Assets	93,872
	Allowance/Non-performing Loans	47.46%
	Allowance/Loans, Net of Discount	4.31%
	Net Loans/Deposits	71.62%

EQUITY
	Shares Outstanding	9,726,814
	Common Equity	$140,204
	Book Value Per Common Share	14.41
	Tangible Common Equity	139,390
	Tangible Book Value Per Common Share	14.33

LOAN DISTRIBUTION	at end of period:
	Commercial, Financial & Agricultural Loans	$213,569
	Commercial Real Estate Mortgages	433,057
	Real Estate - Construction Loans	62,023
	Residential Mortgages (1st and 2nd Liens)	171,515
	Home Equity Loans	80,704
	Consumer Loans	51,516
	Other Loans	504

	Total Loans (Net of Unearned Discounts)	$1,012,888

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CONSOLIDATED STATEMENT OF CONDITION

(unaudited, in thousands of dollars except for share data)

September 30, 2011
ASSETS
Cash & Due From Banks	$166,966
Federal Reserve Bank Stock	712
Federal Home Loan Bank Stock	1,744
Investment Securities:
Available for Sale, at Fair Value	307,362
Obligations of States & Political Subdivisions, Held to Maturity	9,422
Corporate Bonds & Other Securities	80

Total Investment Securities	316,864

Total Loans	1,012,888
Allowance for Loan Losses	43,693

Net Loans	969,195

Premises & Equipment, Net	26,904
Other Real Estate Owned, Net	1,800
Accrued Interest and Loan Fees Receivable	7,318
Goodwill	814
Other Assets	30,502

TOTAL ASSETS	$1,522,819

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$519,604
Saving, N.O.W. & Money Market Deposits	562,203
Time Certificates of $100,000 or More	181,415
Other Time Deposits	89,957

Total Deposits	1,353,179

Federal Home Loan Bank Borrowings	—
Dividend Payable on Common Stock	—
Accrued Interest Payable	419
Other Liabilities	29,017

TOTAL LIABILITIES	1,382,615

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,726,814 and 9,665,245 shares outstanding at September 30, 2011 and 2010, respectively)	34,330
Surplus	24,010
Treasury Stock at Par (4,005,270 and 4,002,158 shares, respectively)	(10,013)
Retained Earnings	90,148

138,475

Accumulated Other Comprehensive Income (Loss), Net of Tax	1,729

TOTAL STOCKHOLDERS’ EQUITY	140,204

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,522,819

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CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended September 30, 2011	For the 9 Months Ended September 30, 2011

INTEREST INCOME
Federal Funds Sold & Interest Due from Banks	$79	$140
United States Treasury Securities	1	96
Obligations of States & Political Subdivisions	1,544	5,332
Mortgage-Backed Securities	1,412	4,558
U.S. Government Agency Obligations	44	337
Corporate Bonds & Other Securities	59	203
Loans and Loan Fees	15,100	47,488

Total Interest Income	18,239	58,154

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	435	1,618
Time Certificates of $100,000 or more	471	1,576
Other Time Deposits	307	985
Federal Funds Purchased & Repurchase Agreements	1	1
Borrowings	—	654

Total Interest Expense	1,214	4,834

Net Interest Income	17,025	53,320
Provision for Loan Losses	900	24,088

Net Interest Income After Provision for Loan Losses	16,125	29,232

OTHER INCOME
Service Charges on Deposit Accounts	953	2,964
Other Service Charges, Commissions & Fees	988	2,631
Fiduciary Fees	213	644
Net Gain on Sale of Securities Available for Sale	—	1,645
Other Operating Income	236	830

Total Other Income	2,390	8,714

OTHER EXPENSE
Salaries & Employee Benefits	8,141	23,458
Net Occupancy Expense	1,435	4,391
Equipment Expense	506	1,451
Outside Services	1,425	3,423
FDIC Assessments	555	2,541
OREO Expense	182	293
Prepayment Fee on Borrowing	—	1,028
Other Operating Expense	2,683	7,145

Total Other Expense	14,927	43,730

Income (Loss) Before Provision for Income Taxes	3,588	(5,784)
Provision for (Benefit from) Income Taxes	516	(4,552)

NET INCOME (LOSS)	$3,072	$(1,232)

Average: Common Shares Outstanding	9,726,948	9,718,809
Dilutive Stock Options	—	—

Average Total	9,726,948	9,718,809
EARNINGS PER COMMON SHARE Basic	$0.32	$(0.13)
Diluted	$0.32	$(0.13)